UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 20, 2020
  _________________________________
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
 _________________________________

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
 _________________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	NUAN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events.
Nuance Communications, Inc. (the “Company”) is filing this Current Report on Form 8-K solely to revise certain financial information and related disclosures included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2019 originally filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 26, 2019 (the “2019 Form 10-K”).

On October 1, 2019, the Company completed the complete legal and structural separation of its former Automotive reportable segment into a standalone public company, Cerence Inc. (“Cerence”), and distributed to its stockholders of all of the outstanding shares of Cerence in a tax free spin-off (the “Spin-Off”). The distribution was made in the amount of one share of Cerence common stock for every eight shares of Nuance common stock owned by Nuance’s stockholders of record as of 5:00 p.m. Eastern Time on September 17, 2019. For all periods presented in this Form 8-K, the historical results of operations of our former Automotive reportable segment have been included within discontinued operations and its assets and liabilities within held for sale on our consolidated financial statements.

This Form 8-K is being filed solely to recast financial information and to revise certain related disclosures contained in the 2019 Form 10-K to reflect the Spin-Off, and the retrospective changes for all periods presented. The following items of the 2019 Form 10-K are being revised (collectively, the "Revised Sections") as reflected in Exhibit 99.1 to this Current Report on Form 8-K.

•	Part II, Item 6. Selected Financial Data;

•	Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations; and

•	Part II, Item 8. Financial Statements and Supplementary Data

The Revised Sections are revised only to reflect the Company’s results as if the discontinued operations criteria for our former Automotive reportable segment had been met during the periods being presented. The Revised Sections, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations and the Company’s consolidated outlook contained therein, do not reflect events occurring after the filing of the 2019 Form 10-K and do not modify or update the disclosures therein in any way for any information, uncertainties, transactions, risks, events or trends occurring, or known to management, including without limitation those related to the impact of the novel coronavirus (COVID-19) pandemic, other than as specifically required to reflect the discontinued operations presentation. Other than the Revised Sections filed with this Current Report on Form 8-K, all other information in the 2019 Form 10-K remains unchanged and has not been otherwise updated for events occurring after the filing of the 2019 Form 10-K, including the COVID-19 pandemic, and continues to speak only as of the original filing date.

More recent information, including risk factors, is contained in the Company’s Form 10-Q for the fiscal quarter ended December 31, 2019 and other filings made by the Company with the SEC. These SEC filings contain important information regarding events, developments and updates affecting the Company and its expectations, including those that have occurred since the filing of the 2019 Form 10-K. Accordingly, this Current Report on Form 8-K should be read in conjunction the 2019 First Quarter Form 10-Q and other filings made by the Company with the SEC.

Update Related to COVID-19

To date, we have not experienced any significant changes in our business that would have a significant negative impact on our consolidated statements of position, operations or cash flows. Management believes any disruption, when and if experienced, would be temporary, however, there is uncertainty around when any disruption might occur, the duration and hence the potential impact. As a result, we are unable to estimate the potential impact on our business as of the date of this filing.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits

23.1 -	Consent of the Independent Registered Public Accounting Firm
99.1 -	Revised Sections of the Original Filing
Part II, Item 6. Selected Financial Data
Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations
Part II, Item 8. Financial Statements and Supplementary Data

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: March 20, 2020	By:	/s/ Daniel D. Tempesta
Daniel D. Tempesta Executive Vice President and Chief Financial Officer